Exhibit 99.1

ATN Reports Fourth Quarter and Full Year 2024 Results; Provides 2025 Outlook

Fourth Quarter and Full Year 2024 Financial Highlights

•	Grew total high-speed subscribers by 3%
•	Expanded high-speed broadband homes passed by 16%
•	Fourth-quarter revenues declined 9% to $180.5 million year over year; Full-year revenues declined 4% to $729.1 million, impacted by the conclusion of the Emergency Connectivity Fund (ECF) program
•	Fourth quarter operating income increased to $8.7 million year over year; Full year operating income decreased to a loss of $0.8 million
•	Fourth quarter net income was $3.6 million, or $0.14 per diluted share, including an $8.9 million tax benefit; Full-year net loss was $(26.4) million, or $(2.10) per share, including a goodwill impairment charge of $35.3 million taken in the third quarter
•	Fourth quarter Adjusted EBITDA[1] decreased 9% year over year to $46.2 million; Full-year Adjusted EBITDA[1] decreased 3% to $184.1 million
•	Net cash provided by operating activities expanded 16% year-over-year
•	Capital expenditures for the full year were $110.4 million (net of $108.5 million reimbursements)
•	Net Debt Ratio[3] was 2.54x at year-end 2024

2025 Outlook

•	Revenue for the full year 2025 is expected to be in line with last year, excluding construction revenue
•	Adjusted EBITDA[2] for the full year 2025 is expected to be essentially flat with the prior year
•	Capital expenditures for the full year 2025 are expected to be in the range of $90 to $100 million (net of reimbursements)
•	Net Debt Ratio[3] is expected to remain flat, with a slight potential improvement exiting 2025 compared with 2024

1 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

2 For the Company’s Adjusted EBITDA Guidance, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA

3 Please see “Use of Non-GAAP Financial Measures” below for a full definition of Net Debt Ratio.

Earnings Conference Call

•	Wednesday, March 5, 2025, at 10:00 a.m. ET; web participant link:

https://edge.media-server.com/mmc/p/93i8ymna

Beverly, MA (March 4, 2025) – ATN International, Inc. (“ATN” or the “Company”) (Nasdaq: ATNI), a leading provider of digital infrastructure and communications services, today reported financial results for the fourth quarter and year ended December 31, 2024.

Remarks by Brad Martin, ATN Chief Executive Officer

"Our fourth quarter results close out a year of resilience and adaptability as we navigated an evolving industry landscape while remaining focused on disciplined execution. Despite full-year revenue declining 4% to $729.1 million, we continued to grow our high-speed broadband subscriber base and expand our fiber network reach. Our commitment to cost discipline, prudent working capital management, and targeted capital investments enabled us to generate a 16% increase in net cash flow from operations versus 2023 and deliver Adjusted EBITDA of $184.1 million for the year.

"Within our segments, International Telecom maintained solid momentum, driven by strong demand for high-speed broadband services and operational improvements. Meanwhile, in our US Telecom segment, we made strategic progress in expanding and upgrading our networks, strengthening our market positioning for long-term growth. We faced near-term headwinds from the expiration of subsidy programs and shifts in consumer demand. However, we remain focused on transitioning our domestic business toward sustainable revenue streams, driven by enterprise and carrier solutions.”

Fourth Quarter and Full Year 2024 Financial Results

Consolidated revenues were $180.5 million in the fourth quarter, down 9% versus $199.0 million in the year-ago quarter. This decrease primarily reflects the revenue decline in the US Telecom segment due to the impact of the end of the Emergency Connectivity Fund (ECF) and Affordable Care Program (ACP), as well as lower legacy wholesale roaming and consumer mobile revenue consistent with the strategy of de-emphasizing those services. Full-year revenues for 2024 decreased 4% to $729.1 million, from $762.2 million in the full year 2023, as a result of the aforementioned factors.

Operating income was $8.7 million in the fourth quarter versus $3.3 million in the year-ago quarter. The year-over-year increase was primarily due to lower restructuring and reorganization expenses, and a decrease in cost of services partially offset by the impact of lower revenue. Full-year operating loss for 2024 was ($0.8) million, inclusive of a $35.3 million goodwill impairment charge during the year, versus a full year operating income of $13.2 million in the prior year.

Net income attributable to ATN stockholders in the fourth quarter of 2024 was $3.6 million, or $0.14 income per diluted share versus a net loss attributable to ATN stockholders of $(5.8) million, or $(0.46) loss per share, in the year-ago quarter. The increase in net income year-over-year was primarily due to a $8.9 million income tax benefit. Full year 2024 net loss was $(26.4) million, or $(2.10) loss per share compared with a net loss of $(14.5) million, or $(1.25) loss per share last year. The increase in full year net loss reflects the goodwill impairment of $35.3 million taken in the third quarter partially offset by $13.3 million in gains on the disposition of assets and transfers. In all periods, the loss per share calculation includes the impact of preferred dividends, accrued on minority interests on subsidiary equity, that are not included in the net loss calculation.

Adjusted EBITDA1 was $46.2 million in the fourth quarter of 2024, down from $51.0 million in the year-ago quarter. Full-year 2024 Adjusted EBITDA1 was $184.1 million, down from $189.5 million in the prior year.

Segment Operating Results (in Thousands)

The Company recorded financial results in three categories: (i) International Telecom; (ii) US Telecom; and (iii) Corporate and Other.

For Three Months Ended December 31, 2024 and 2023

	2024	2023	2024	2023	2024	2023	2024	2023
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$94,766	$94,467	$85,782	$104,499	$-	$-	$180,548	$198,966
Mobility	27,544	27,733	459	956	-	-	28,003	28,689
Fixed	60,870	60,622	50,808	58,258	-	-	111,678	118,880
Carrier Services	3,244	3,675	30,022	32,216	-	-	33,266	35,891
Construction	-	-	1,291	6,982	-	-	1,291	6,982
All other	3,108	2,437	3,202	6,087	-	-	6,310	8,524

Operating Income (Loss)	$18,830	$12,244	$(1,591)	$(1,803)	$(8,565)	$(7,177)	$8,674	$3,264
EBITDA (2)	$31,975	$27,287	$18,091	$20,329	$(8,262)	$(6,594)	$41,804	$41,022
Adjusted EBITDA (1)	$32,343	$30,868	$19,515	$27,489	$(5,632)	$(7,341)	$46,226	$51,016
Capital Expenditures**	$15,418	$18,720	$9,281	$17,894	$4	$42	$24,703	$36,656

For the Year Ended December 31, 2024 and 2023

	2024	2023	2024	2023	2024	2023	2024	2023
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$377,463	$370,733	$351,612	$391,483	$-	$-	$729,075	$762,216
Mobility	107,201	108,486	2,771	4,037	-	-	109,972	112,523
Fixed	246,165	239,168	212,199	233,605	-	-	458,364	472,773
Carrier Services	13,724	14,686	119,561	128,195	-	-	133,285	142,881
Construction	-	-	3,900	10,629	-	-	3,900	10,629
All other	10,373	8,393	13,181	15,017	-	-	23,554	23,410

Operating Income (Loss)	$75,773	$53,420	$(44,443)	$(5,522)	$(32,125)	$(34,723)	$(795)	$13,175
EBITDA (2)	$140,487	$112,093	$36,453	$87,455	$(31,492)	$(32,110)	$145,448	$167,438
Adjusted EBITDA (1)	$127,151	$115,955	$79,828	$99,933	$(22,895)	$(26,437)	$184,084	$189,451
Capital Expenditures**	$56,693	$76,379	$53,652	$86,918	$29	$-	$110,374	$163,297

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments.

**Excludes government capital program amounts disbursed and amounts received.

ATN’s Strategic Plan and Key Performance Indicators

Investments to drive long-term growth and durable cash flow

The Company completed its three-year strategic plan initiated in 2022 to accelerate investments in its high-speed data footprint and grow high-speed broadband subscribers. During 2025, the Company expects to continue to invest in its long-lived assets albeit at a slower rate, while also relying on previously awarded government grants to continue to expand its domestic footprint. Moving forward, the Company is focusing on monetizing the investments made during the three-year period and improving cash flow. The Company believes these efforts will enable it to improve returns to shareholders.

Operating Metrics

Operating Metrics

	2024	2024	2024	2024	2023	Q4 2024
	Q4	Q3	Q2	Q1	Q4	vs. Q4 2023
High-Speed Data* Broadband Homes Passed	426,100	399,500	396,100	386,300	367,200	16%
High-Speed Data* Broadband Customers	140,800	141,100	140,600	138,900	137,300	3%

Broadband Homes Passed	800,900	798,400	803,300	789,700	768,900	4%
Broadband Customers	203,200	205,900	211,400	212,500	212,900	-5%

Fiber Route Miles	11,921	11,901	11,880	11,692	11,655	2%

International Mobile Subscribers
Pre-Paid	329,300	336,400	339,000	346,400	350,700	-6%
Post-Paid	59,500	58,700	57,900	57,300	57,000	4%
Total	388,800	395,100	396,900	403,700	407,700	-5%

Blended Churn	3.51%	3.47%	3.44%	3.34%	3.33%

*HSD is defined as download speeds 100 Mbps or greater and HSD Broadband Customers as subscribers connected to our high-speed networks regardless of the speed of plan selected.

Note: Data presented may differ from prior periods to reflect more accurate data and/or changes in calculation methodology and process.

Balance Sheet and Cash Flow Highlights

Total cash, cash equivalents and restricted cash as of December 31, 2024, increased to $90.5 million and total debt was $557.4 million, versus $62.2 million of cash, cash equivalents and restricted cash and $516.9 million of total debt at the end of last year.

Net cash provided by operating activities increased to $129.2 million for the year ended December 31, 2024, compared with net cash provided by operating activities of $111.6 million in the prior year period.

Capital expenditures were $110.4 million net of $108.5 million of reimbursable capital expenditures for the year ended December 31, 2024, versus $163.3 million net of $32.9 million of reimbursable capital expenditures in the prior year period.

Quarterly Dividends and Stock Repurchases

Quarterly dividends ATN paid a dividend of $0.24 per share on January 5, 2025, on all common shares outstanding to stockholders of record as of December 31, 2024.

Share repurchases. For the year ended December 31, 2024, the Company invested $10.0 million in share repurchases. No shares were repurchased in the fourth quarter of 2024.

2025 Business Outlook

"At ATN, we remain committed to maximizing the value of our investments in our “First-to-Fiber” and “Glass & Steel™” market strategies, which we launched in early 2022,” said Martin. “By aligning our capital expenditures with historical levels—targeting 10-15% of revenues—and leveraging available grant funding, we are driving sustainable network expansion while maintaining financial discipline.

"Looking ahead to 2025, our focus is on expanding cash flow to fully realize the benefits of these investments, positioning ATN for long-term growth and profitability.

"We anticipate international revenue growth in the low single digits in 2025, while domestic revenue will reflect our transition from legacy services to carrier-managed solutions. Although we expect that this shift will result in a short-term decline in domestic revenue, it is a necessary step toward strengthening our long-term competitive position.

"From a profitability standpoint, we expect International Adjusted EBITDA to expand in 2025, driven by revenue growth and continued cost optimization. Domestically, we are streamlining our infrastructure to align with future opportunities. While this transition will temporarily impact Adjusted EBITDA, we believe that it will ultimately create a stronger foundation for sustainable growth."

For Full Year 2025, ATN expects:

•	Revenue in line with last year, excluding construction revenue
•	Adjusted EBITDA to be essentially flat with the prior year
•	Capital expenditures in the range of $90 to $100 million (net of reimbursements)
•	Net Debt Ratio to remain flat, with a slight potential improvement exiting 2025 compared with 2024

For the Company’s full year 2025 outlook for Adjusted EBITDA and Net Debt Ratio, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA and Net Debt Ratio.

Conference Call Information

Call Date: Wednesday, March 5, 2025
Call Time: 10:00 a.m. ET
Webcast Link: https://edge.media-server.com/mmc/p/93i8ymna

Live Call Participant Link:   https://register.vevent.com/register/BI4ac03bb430dd4e72b948402c521017f0

Webcast Link Instructions

You can listen to a live audio webcast of the conference call by visiting the “Webcast Link” above or the "Events & Presentations" section of the Company's Investor Relations website at https://ir.atni.com/events-and-presentations. A replay of the conference call will be available at the same locations beginning at approximately 1:00 pm ET on the same day. The Company also will provide an investor presentation as a supplement to the call on the “Events & Presentations” section of its Investor Relations website.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, is a leading provider of digital infrastructure and communications services for all. The Company operates in the United States and internationally, including the Caribbean region, with a focus on rural and remote markets with a growing demand for infrastructure investments. The Company’s operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential, business, and government customers, including a range of high-speed Internet and data services, fixed and mobile wireless solutions, and video and voice services; and (ii) carrier and enterprise communications services, such as terrestrial and submarine fiber optic transport, and communications tower facilities. For more information, please visit www.atni.com.

Use of Non-GAAP Financial Measures and Definition of Terms

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, the Company has included EBITDA, Adjusted EBITDA, Net Debt, and Net Debt Ratio in this release and the tables included herein.

EBITDA is defined as Operating income (loss) before depreciation and amortization expense.

Adjusted EBITDA is defined as Operating income (loss) before depreciation and amortization expense, transaction-related charges, restructuring expenses, one-time impairment or special charges, and the gain (loss) on disposition of assets and transfers. To more closely align with similar calculations presented by companies in its industry, beginning in the first quarter of 2023, the Company excluded non-cash stock-based compensation in its adjustment to derive Adjusted EBITDA. Prior periods have been restated to conform to this definition change.

Net Debt is defined as total debt less cash and cash equivalents and restricted cash.

Net Debt Ratio is defined as Net Debt divided by the trailing four quarters’ ended total Adjusted EBITDA at the measurement date.

The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release. While non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating the Company’s own operating results over different periods of time, the Company urges investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to, among other matters, the Company’s future financial performance, business goals and objectives, and results of operations, expectations regarding the transition of its US Telecom business, its future revenues, operating income, cash flows, network and operating costs, Adjusted EBITDA, Net Debt Ratio, and capital investments; demand for the Company’s services and industry trends - the Company’s liquidity; the expansion of the Company’s customer base; receipt of certain government grants and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the general performance of the Company’s operations, including operating margins, revenues, capital expenditures, and the retention of and future growth of the Company’s subscriber base and ARPU; (2) government subsidy program availability and regulation of the Company’s businesses, which may impact the Company’s telecommunications licenses, the Company’s revenue and the Company’s operating costs; (3) the loss of, or an inability to recruit skilled personnel in the Company’s various jurisdictions, including key members of management; (4) the Company’s reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to the Company’s network infrastructure; (5) the Company’s ability to satisfy the needs and demands of the Company’s major carrier customers; (6) the Company’s ability to realize expansion plans for its fiber markets; (7) the adequacy and expansion capabilities of the Company’s network capacity and customer service system to support the Company’s customer growth; (8) the Company’s ability to efficiently and cost-effectively upgrade the Company’s networks and information technology platforms to address rapid and significant technological changes in the telecommunications industry; (9) the Company’s continued access to capital and credit markets on terms it deems favorable; (10) the Company’s ability to successfully transition its US Telecom business away from wholesale mobility to other carrier and consumer-based services; (11) ongoing risk of an economic downturn, political, geopolitical and other risks and opportunities facing the Company’s operations, including those resulting from the continued inflation and other macroeconomic headwinds including increased costs and supply chain disruptions; (12) the Company’s ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (13) the occurrence of weather events and natural catastrophes and the Company’s ability to secure the appropriate level of insurance coverage for these assets; and (14) increased competition. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors that may affect such forward-looking statements, except as required by law.

Contact

Michele Satrowsky	Adam Rogers
Corporate Treasurer	Investor Relations
ATN International, Inc.	Sharon Merrill Advisors, Inc.
978-619-1300	ATNI@investorrelations.com

Table 1
ATN International, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in Thousands)

	December 31,	December 31,
	2024	2023
Assets:
Cash and cash equivalents	$74,687	$49,225
Restricted cash	15,851	12,942
Customer receivable	7,986	7,249
Other current assets	211,815	211,856

Total current assets	310,339	281,272

Property, plant and equipment, net	1,040,193	1,080,659
Operating lease right-of-use assets	99,427	99,335
Customer receivable - long term	41,030	45,676
Goodwill and other intangible assets, net	130,144	173,008
Other assets	107,148	103,764

Total assets	$1,728,281	$1,783,714

Liabilities, redeemable non-controlling interests and stockholders’ equity:
Current portion of long-term debt	$8,226	$24,290
Current portion of customer receivable credit facility	8,031	7,110
Taxes payable	8,234	10,876
Current portion of lease liabilities	16,188	15,164
Other current liabilities	225,621	235,754

Total current liabilities	266,300	293,194

Long-term debt, net of current portion	$549,130	$492,580
Customer receivable credit facility, net of current portion	36,203	38,943
Deferred income taxes	4,882	19,775
Lease liabilities	77,469	76,936
Other long-term liabilities	122,543	138,566

Total liabilities	1,056,527	1,059,994

Redeemable non-controlling interests	76,303	85,917

Stockholders' equity:
Total ATN International, Inc.’s stockholders’ equity	489,493	541,073
Non-controlling interests	105,958	96,730

Total stockholders' equity	595,451	637,803

Total liabilities, redeemable non-controlling interests and stockholders’ equity	$1,728,281	$1,783,714

				Table 2
ATN International, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in Thousands, Except per Share Data)

	Three Months Ended,		Year Ended,
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Communications services	$174,703	$187,597	$707,758	$735,082
Construction	1,291	6,982	3,900	10,629
Other	4,554	4,387	17,417	16,505
Total revenue	180,548	198,966	729,075	762,216

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services and other	76,757	82,598	312,256	319,723
Cost of construction revenue	1,278	6,710	3,866	10,345
Selling, general and administrative	56,288	58,642	228,869	242,697
Stock-based compensation	1,716	2,063	8,237	8,535
Transaction-related charges	1,038	54	4,847	551
Restructuring and reorganization expenses	-	6,588	3,535	11,228
Depreciation	31,139	34,636	138,335	141,627
Amortization of intangibles from acquisitions	1,991	3,122	7,907	12,636
(Gain) loss on disposition of assets and transfers	1,668	1,289	(13,251)	1,699
Goodwill impairment	-	-	35,269	-
Total operating expenses	171,875	195,702	729,870	749,041

Operating income (loss)	8,673	3,264	(795)	13,175

Other income (expense):
Interest expense, net	(12,608)	(11,872)	(48,362)	(42,210)
Other income (expense)	(757)	(1,128)	(1,809)	1,496
Other income (expense), net	(13,365)	(13,000)	(50,171)	(40,714)

Loss before income taxes	(4,692)	(9,736)	(50,966)	(27,539)
Income tax benefit	(8,901)	(2,417)	(19,114)	(8,785)

Net income (loss)	4,209	(7,319)	(31,852)	(18,754)

Net (income) loss attributable to non-controlling interests, net	(637)	1,483	5,423	4,216

Net income (loss) attributable to ATN International, Inc. stockholders	$3,572	$(5,836)	$(26,429)	$(14,538)

Net income (loss) per weighted average share attributable to ATN International, Inc. stockholders:

Basic	$0.14	$(0.46)	$(2.10)	$(1.25)

Diluted	$0.14	$(0.46)	$(2.10)	$(1.25)

Weighted average common shares outstanding:
Basic	15,114	15,436	15,229	15,595
Diluted	15,127	15,436	15,229	15,595

Table 3
ATN International, Inc.
Unaudited Condensed Consolidated Cash Flow Statements
(in Thousands)

	Year Ended December 31,
	2024	2023
Net loss	$(31,852)	$(18,754)
Depreciation	138,335	141,627
Amortization of intangibles from acquisitions	7,907	12,636
Provision for doubtful accounts	5,946	5,012
Amortization of debt discount and debt issuance costs	2,681	2,431
(Gain) Loss on disposition of assets and transfers	(13,251)	1,699
Stock-based compensation	8,237	8,535
Deferred income taxes	(12,777)	(16,756)
Loss on pension settlement	-	369
Gain on equity investments	(464)	(4,201)
Loss on extinguishment of debt	760	-
Goodwill impairment	35,269	-
Decrease in customer receivable	3,909	(416)
Change in prepaid and accrued income taxes	(16,223)	7,801
Change in other operating assets and liabilities	733	(28,351)

Net cash provided by operating activities	129,210	111,632

Capital expenditures	(110,375)	(163,297)
Government capital programs:
Amounts disbursed	(108,476)	(32,871)
Amounts received	95,758	31,873
Net proceeds from sale of assets	18,609	576
Purchases and sales of strategic investments	790	(1,055)
Purchases and sales of investments	517	(1,652)
Purchases and sales of businesses	-	1,314
Other	(573)	-

Net cash used in investing activities	(103,750)	(165,112)

Dividends paid on common stock	(14,674)	(13,178)
Distributions to non-controlling interests	(3,607)	(4,039)
Finance lease payments	(1,930)	(1,375)
Term loan - borrowings	300,000	130,000
Term loan - repayments	(241,115)	(6,959)
Payment of debt issuance costs	(6,743)	(3,906)
Revolving credit facilities – borrowings	103,000	159,414
Revolving credit facilities – repayments	(117,502)	(185,293)
Proceeds from customer receivable credit facility	5,740	7,300
Repayment of customer receivable credit facility	(7,674)	(6,712)
Purchases of common stock - stock-based compensation	(1,932)	(1,473)
Purchases of common stock - share repurchase plan	(10,000)	(14,999)
Repurchases of non-controlling interests, net	(652)	(2,861)

Net cash provided by financing activities	2,911	55,919

Net change in total cash, cash equivalents and restricted cash	28,371	2,439

Total cash, cash equivalents and restricted cash, beginning of period	62,167	59,728

Total cash, cash equivalents and restricted cash, end of period	$90,538	$62,167

				Table 4
ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the three months ended December 31, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$5,048	$68	$-	$5,116
Consumer	22,496	391	-	22,887
Total	$27,544	$459	$-	$28,003

Fixed
Business	$18,148	$30,080	$-	$48,228
Consumer	42,722	20,728	-	63,450
Total	$60,870	$50,808	$-	$111,678

Carrier Services	$3,244	$30,022	$-	$33,266
Other	1,641	115	-	1,756

Total Communications Services	$93,299	$81,404	$-	$174,703

Construction	$-	$1,291	$-	$1,291

Managed services	$1,467	$3,087	$-	$4,554
Total Other	$1,467	$3,087	$-	$4,554

Total Revenue	$94,766	$85,782	$-	$180,548

Depreciation	$12,894	$17,942	$303	$31,139
Amortization of intangibles from acquisitions	$251	$1,740	$-	$1,991
Total operating expenses	$75,936	$87,373	$8,565	$171,874
Operating income (loss)	$18,830	$(1,591)	$(8,565)	$8,674
Net (income) loss attributable to non-controlling interests	$(4,377)	$3,740	$-	$(637)

Non GAAP measures:
EBITDA (2)	$31,975	$18,091	$(8,262)	$41,804
Adjusted EBITDA (1)	$32,343	$19,515	$(5,632)	$46,226

Balance Sheet Data (at December 31, 2024):
Cash, cash equivalents and restricted cash	$36,526	$51,604	$2,408	$90,538
Total current assets	131,044	168,754	10,541	310,339
Fixed assets, net	466,861	565,625	7,707	1,040,193
Total assets	676,820	957,914	93,547	1,728,281
Total current liabilities	86,766	145,298	34,236	266,300
Total debt, including current portion	59,850	316,242	181,264	557,356

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

			Table 4 (continued)

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the three months ended December 31, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$4,768	$112	$-	$4,880
Consumer	22,965	844	-	23,809
Total	$27,733	$956	$-	$28,689

Fixed
Business	$18,606	$35,827	$-	$54,433
Consumer	42,016	22,431	-	64,447
Total	$60,622	$58,258	$-	$118,880

Carrier Services	$3,675	$32,216	$-	$35,891
Other	982	3,155	-	4,137

Total Communications Services	$93,012	$94,585	$-	$187,597

Construction	$-	$6,982	$-	$6,982

Managed services	$1,455	$2,932	$-	$4,387

Total Other	$1,455	$2,932	$-	$4,387

Total Revenue	$94,467	$104,499	$-	$198,966

Depreciation	$14,774	$19,279	$583	$34,636
Amortization of intangibles from acquisitions	$269	$2,853	$-	$3,122
Total operating expenses	$82,223	$106,302	$7,177	$195,702
Operating income (loss)	$12,244	$(1,803)	$(7,177)	$3,264
Net (income) loss attributable to non-controlling interests	$(1,455)	$2,938	$-	$1,483

Non GAAP measures:
EBITDA (2)	$27,287	$20,329	$(6,594)	$41,022
Adjusted EBITDA (1)	$30,868	$27,489	$(7,341)	$51,016

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the year ended December 31, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$19,794	$277	$-	$20,071
Consumer	87,407	2,494	-	89,901
Total	$107,201	$2,771	$-	$109,972

Fixed
Business	$74,087	$125,439	$-	$199,526
Consumer	172,078	86,760	-	258,838
Total	$246,165	$212,199	$-	$458,364

Carrier Services	$13,724	$119,561	$-	$133,285
Other	4,680	1,457	-	6,137

Total Communications Services	$371,770	$335,988	$-	$707,758

Construction	$-	$3,900	$-	$3,900

Managed services	$5,693	$11,724	$-	$17,417
Total Other	$5,693	$11,724	$-	$17,417

Total Revenue	$377,463	$351,612	$-	$729,075

Depreciation	$63,708	$73,995	$633	$138,336
Amortization of intangibles from acquisitions	$1,006	$6,901	$-	$7,907
Total operating expenses	$301,690	$396,055	$32,125	$729,870
Operating income (loss)	$75,773	$(44,443)	$(32,125)	$(795)
Net (income) loss attributable to non-controlling interests	$(12,844)	$18,267	$-	$5,423

Non GAAP measures:
EBITDA (2)	$140,487	$36,453	$(31,492)	$145,448
Adjusted EBITDA (1)	$127,151	$79,828	$(22,895)	$184,084

*Corporate and Other refer to corporate overhead expenses and consolidating adjustments

				Table 4 (continued)

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the year ended December 31, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$16,333	$527	$-	$16,860
Consumer	92,153	3,510	-	95,663
Total	$108,486	$4,037	$-	$112,523

Fixed
Business	$71,215	$143,322	$-	$214,537
Consumer	167,953	90,283	-	258,236
Total	$239,168	$233,605	$-	$472,773

Carrier Services	$14,686	$128,195	$-	$142,881
Other	3,066	3,839	-	6,905

Total Communications Services	$365,406	$369,676	$-	$735,082

Construction	$-	$10,629	$-	$10,629

Managed services	$5,327	$11,178	$-	$16,505

Total Other	$5,327	$11,178	$-	$16,505

Total Revenue	$370,733	$391,483	$-	$762,216

Depreciation	$57,420	$81,594	$2,613	$141,627
Amortization of intangibles from acquisitions	$1,253	$11,383	$-	$12,636
Total operating expenses	$317,313	$397,005	$34,723	$749,041
Operating income (loss)	$53,420	$(5,522)	$(34,723)	$13,175
Net (income) loss attributable to non-controlling interests	$(7,105)	$11,321	$-	$4,216

Non GAAP measures:
EBITDA (2)	$112,093	$87,455	$(32,110)	$167,438
Adjusted EBITDA (1)	$115,955	$99,933	$(26,437)	$189,451

Balance Sheet Data (at December 31, 2023):
Cash, cash equivalents and restricted cash	$26,354	$33,574	$2,239	$62,167
Total current assets	107,469	162,768	11,035	281,272
Fixed assets, net	481,911	593,833	4,915	1,080,659
Total assets	672,171	1,019,924	91,619	1,783,714
Total current liabilities	86,540	169,297	37,357	293,194
Total debt, including current portion	64,254	293,607	159,009	516,870

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA
(2) See Table 5 for reconciliation of Operating Income to EBITDA
*Corporate and Other refer to corporate overhead expenses and consolidating adjustments

				Table 5
ATN International, Inc.
Reconciliation of Non-GAAP Measures
(In Thousands)

For the three months ended December 31, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$18,830	$(1,591)	$(8,565)	$8,674
Depreciation expense	12,894	17,942	303	31,139
Amortization of intangibles from acquisitions	251	1,740	-	1,991
EBITDA	$31,975	$18,091	$(8,262)	$41,804

Stock-based compensation	35	137	1,544	1,716
Transaction-related charges	-	-	1,038	1,038
(Gain) Loss on disposition of assets and transfers	333	1,287	48	1,668
ADJUSTED EBITDA	$32,343	$19,515	$(5,632)	$46,226

For the three months ended December 31, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$12,244	$(1,803)	$(7,177)	$3,264
Depreciation expense	14,774	19,279	583	34,636
Amortization of intangibles from acquisitions	269	2,853	-	3,122
EBITDA	$27,287	$20,329	$(6,594)	$41,022

Stock-based compensation	125	137	1,801	2,063
Restructuring and reorganization expenses	3,491	3,097	-	6,588
Transaction-related charges	-	38	16	54
(Gain) Loss on disposition of assets and transfers	(35)	3,888	(2,564)	1,289
ADJUSTED EBITDA	$30,868	$27,489	$(7,341)	$51,016

				Table 5 (continued)
ATN International, Inc.
Reconciliation of Non-GAAP Measures
(In Thousands)

For the year ended December 31, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$75,773	$(44,443)	$(32,125)	$(795)
Depreciation expense	63,708	73,995	633	138,336
Amortization of intangibles from acquisitions	1,006	6,901	-	7,907
EBITDA	$140,487	$36,453	$(31,492)	$145,448

Stock-based compensation	354	621	7,261	8,236
Restructuring and reorganization expenses	1,489	1,167	879	3,535
Transaction-related charges	-	3,789	1,058	4,847
(Gain) Loss on disposition of assets and transfers	(15,179)	2,529	(601)	(13,251)
Goodwill impairment	-	35,269	-	35,269
ADJUSTED EBITDA	$127,151	$79,828	$(22,895)	$184,084

For the year ended December 31, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$53,420	$(5,522)	$(34,723)	$13,175
Depreciation expense	57,420	81,594	2,613	141,627
Amortization of intangibles from acquisitions	1,253	11,383	-	12,636
EBITDA	$112,093	$87,455	$(32,110)	$167,438

Stock-based compensation	431	247	7,857	8,535
Restructuring and reorganization expenses	3,491	7,737	-	11,228
Transaction-related charges	-	171	380	551
(Gain) Loss on disposition of assets and transfers	(60)	4,323	(2,564)	1,699
ADJUSTED EBITDA	$115,955	$99,933	$(26,437)	$189,451

		Table 6

ATN International, Inc.
Non GAAP Measure - Net Debt Ratio
(in Thousands)

	December 31,	December 31,
	2024	2023
Current portion of long-term debt *	$8,226	$24,290
Long-term debt, net of current portion *	549,130	492,580

Total debt	$557,356	$516,870

Less: Cash, cash equivalents and restricted cash	90,538	62,167

Net Debt	$466,818	$454,703

Adjusted EBITDA - for the four quarters ended	$184,084	$189,451

Net Debt Ratio	2.54	2.40

* Excludes Customer receivable credit facility